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                                                                    EXHIBIT 10.5

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


This is the First Amendment to an Employment Agreement dated as of January 1, 2000, (the "Agreement"), between Del Webb Corporation ("Company") and John A. Spencer.

The Agreement is amended as follows:

Section 9(d) shall be deleted and replaced in its entirety by the following:

         (d)      CHANGE IN CONTROL DEFINED

         For purposes of this Agreement, a "Change in Control" and "Potential Change in Control" shall be defined as follows:

         A "Change in Control" shall be deemed to have occurred in any or all of the following instances:

                  (1) Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Company representing 20% or more of the total voting power represented by Company's then outstanding Voting Securities (as defined below); or

                  (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company and any new director whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (3) The stockholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Company


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                           or such surviving entity outstanding immediately
                           after such merger or consolidation; or

                  (4) The stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of (in one transaction or a series of transactions) all or substantially all Company's assets.

         A "Potential Change in Control" shall be deemed to have occurred in any or all of the following instances:

                  (1) Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                  (2) Any person (including Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

                  (3) Any person other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company who is or becomes the beneficial owner, directly or indirectly, of securities of Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases such person's beneficial ownership of such securities by five percentage points (5%) or more over the percentage so owned by such person; or

                  (4) The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         For purposes of this Section, the term "Voting Securities" shall mean and include any securities of the Company which vote generally for the election of directors.

Section 9(e)(4) shall be deleted and replaced in its entirety by the following:

                  (4) Three additional elements of Good Reason shall be added as follows:

                           (6) Employee is assigned to, or Company's office at which Employee is principally employed on the Relevant Date is relocated to, a location which would require a round-trip commute to work from Employee's principal residence on the Relevant Date of more than 100 miles per day.

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                           (7)      Failure of Company to obtain an agreement
                                    satisfactory to Employee from any successor to the business, or substantially all the assets, of Company to assume this Agreement or issue a substantially similar agreement.

                           (8) The taking of any action by Company at the request of or on behalf of any person, after the occurrence of a Potential Change in Control, but prior to a Change in Control, terminating this Agreement or terminating Employee other than for Cause; provided that, for purposes of this subparagraph only, cause shall include willful and gross misconduct on Employee's part that is materially and demonstratively detrimental to the Company.

Section 9(g) shall be deleted and replaced in its entirety by the following:

         (g)      EFFECT OF TERMINATION; SPECIAL SEVERANCE BENEFITS

         If Employee is entitled to receive a special severance benefit pursuant to Section 9(b) hereof, Company will provide Employee with the following special severance benefits:

                  (1) Within five days following Employee's termination, a lump sum severance payment will be made to Employee. The lump sum severance payment shall be in an amount equal to:

                           (i) 2.5 times Employee's yearly Base Salary as set forth in Section 3 or as it may be increased from time to time; plus

                           (ii)     the greatest of 2.5 times:

                                           (a)     the average annual incentive
                                                   compensation paid to Employee
                                                   pursuant to the MIP (or any
                                                   predecessor or successor
                                                   plan) with respect to the
                                                   five fiscal years preceding
                                                   the fiscal year in which the
                                                   Change in Control occurs, or

                                           (b)     an amount equal to 100% of
                                                   the incentive compensation
                                                   paid to Employee pursuant to
                                                   the MIP (or any predecessor
                                                   or successor plan) during the
                                                   12 month period prior to the
                                                   Termination Date, or

                                           (c)     an amount equal to Employee's
                                                   current target bonus under
                                                   the Management Incentive Plan
                                                   currently in effect, or if no
                                                   management incentive program
                                                   is currently in effect, the
                                                   Employee's

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                                                   target bonus under the most
                                                   recently completed Management
                                                   Incentive Plan year.

                  (2) The benefits provided by Sections 8(b)(3) and 8(b)(4) shall be provided for 30 months following Employee's Termination Date rather than for the period specified in Section 8(c). In lieu of all fringe benefits other than those referred to in Sections 8(b)(3) and (4), Employee shall receive a lump sum payment equal to 20% of Employee's Base Salary as set forth in Section 3 as it may be increased from time to time.

                  (3) Any stock options to purchase Common Stock of Company or stock appreciation rights relating to Common Stock of Company held by Employee on the Notice Date, which are not at the Notice Date currently exercisable and which do not become exercisable pursuant to Section 8(b)(5), shall on the Notice Date automatically become exercisable and shall remain exercisable for 90 days thereafter.

                  (4) All shares of Common Stock of Company held by Employee under any Restricted Stock Plan which on the Notice Date are subject to restrictions which do not lapse pursuant to Section 8(b)(6) shall, as of that date, automatically become free of all restrictions.

Company shall amend, if necessary, any option or restricted stock agreements entered into between Company and Employee to be consistent with paragraphs (3) and (4).

Except as set forth in this Amendment, the provisions of the Agreement shall continue in full force and effect.

                                                  DEL WEBB CORPORATION


                                                  By: /s/ Robertson C. Jones
                                                      --------------------------
                                                      Robertson C. Jones

                                                  Its:  Senior Vice President

                                                  Date:  April 27, 2001

                                                  /s/ John A. Spencer
                                                  ------------------------------
                                                  John A. Spencer

                                                  Date:   April 27, 2001